Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Xencor, Inc.

Monrovia, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 11, 2013, except for note 10, which is as of November 3, 2013, relating to the financial statements of Xencor, Inc. appearing in the Company’s Registration Statement on Form S-1 (no. 333-191689).  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

December 2, 2013